UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2011
SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10935 Vista Sorrento Parkway, Suite 250, San Diego, CA	92130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 876-6500
3570 Carmel Mountain Road, Suite 100
San Diego, CA 92130
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On September 30, 2011, Somaxon Pharmaceuticals, Inc. (“Somaxon”) provided notice of termination to Publicis Touchpoint Solutions, Inc. (“Publicis”) of the Professional Detailing Services Agreement between Somaxon and Publicis, and Supplement One under that agreement, both dated July 14, 2010, as amended to date, with such termination to be effective as of December 31, 2011 and of its intention to hire Publicis sales representatives used to promote Silenor as Somaxon employees during the fourth quarter of 2011.
On September 30, 2011, Somaxon provided notice of termination to The Procter & Gamble Distributing Company LLC (“P&G”) of the Co-Promotion Agreement between Somaxon and P&G dated as of August 24, 2010, with such termination to be effective as of December 31, 2011. As a result of such termination, P&G will be entitled to a low single digit royalty on net sales of Silenor for the 2012 fiscal year. In addition, on September 30, 2011, Somaxon and P&G agreed to amend the surviving provision of such agreement relating to P&G’s exclusive negotiation period for over-the-counter (“OTC”) rights for Silenor from 60 to 120 days. The amendment was entered into in connection with a recent meeting Somaxon and P&G jointly had with the U.S. Food and Drug Administration relating to OTC rights for Silenor.
A complete copy of the letter agreement with P&G relating to such termination and amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the letter agreement is qualified in its entirety by reference to such exhibit.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On October 1, 2011, Somaxon accepted the resignation of Jeffrey W. Raser from his position as Senior Vice President and Chief Commercial Officer. In connection with his resignation, Mr. Raser will receive certain benefits under the Amended and Restated Employment Agreement between Somaxon and Mr. Raser dated as of December 1, 2007, as amended, including: (1) a lump sum severance payment of $315,954, payable upon the lapse of legal notice periods, (2) a lump sum payment equal to the cost of 12 months of health care benefits continuation at Somaxon’s expense, payable upon the lapse of legal notice periods, and (3) a lump sum payment equal to the cost of 12 months of the portion of the monthly premiums for Mr. Raser’s life insurance and disability insurance coverage that are borne by Somaxon, payable upon the lapse of legal notice periods. In addition, on October 1, 2011, the portion of Mr. Raser’s stock options and restricted stock units which would have vested if Mr. Raser had remained employed for an additional 12 months immediately vested.
Mr. Raser entered into a consulting agreement Somaxon that will expire on June 30, 2013. Somaxon cannot estimate with any certainty the amount that may be paid, if any, for consulting services under such agreement. Mr. Raser’s remaining outstanding stock awards will continue to vest through the expiration of the consulting agreement, and he will be entitled to exercise such stock awards for 180 days following such expiration.
A complete copy of the consulting agreement will be filed with Somaxon’s Annual Report on Form 10-K.
On September 30, 2011, Somaxon appointed Michael D. Allen, as Somaxon’s Senior Vice President, Sales and Marketing, effective immediately. Mr. Allen brings to Somaxon over 25 years of commercial experience in the pharmaceutical industry, including 15 years in general management and senior sales and marketing positions. Mr. Allen was most recently Senior Vice President, Commercial Operations at ProteoGenix, Inc. from 2008 until 2010. From 2006 to 2008, Mr. Allen was Vice President, Marketing and Sales Operations at Tercica, Inc. Prior to Tercica, Mr. Allen held senior management commercial positions at Prometheus Laboratories Inc. and Ther-Rx Corp. Mr. Allen also served in a number of senior commercial roles at Serono Inc., including positions as General Manager, Serono Canada, and Executive Vice President, North American Reproductive Endocrinology Business Unit. Mr. Allen received a B.S. in Biological Sciences from the University of Southern California, and an M.B.A. from the Richard Ivey School of Business at the University of Western Ontario.

Employment Agreement of Michael D. Allen, Senior Vice President, Sales and Marketing
On September 30, 2011, Somaxon entered into an employment agreement (the “Employment Agreement”) with Mr. Allen.
Pursuant to the Employment Agreement, Mr. Allen is required to devote his full business time, attention, energy, skill and diligent efforts to Somaxon’s business. Mr. Allen’s annual base salary will be $300,000. The Employment Agreement does not provide for automatic annual increases in salary, but provides for annual salary reviews beginning after Somaxon’s 2011 fiscal year. Mr. Allen will also be eligible to participate in any bonus plan that Somaxon puts into effect that is applicable to the Somaxon’s senior vice presidents.
Mr. Allen was granted options to purchase 250,000 shares of Somaxon’s common stock under the 2005 Equity Incentive Award Plan at an exercise price equal to the closing price of Somaxon’s common stock on the Nasdaq Global Market on September 30, 2011. Twenty-five percent of the options will vest on September 30, 2012, and 1/36th of the remaining number of options will vest monthly over the following three years, in each case subject to Mr. Allen’s continued employment by Somaxon.
Somaxon has the right to terminate Mr. Allen’s employment at any time with or without “cause” (as defined in the Employment Agreement). Mr. Allen may resign with or without “good reason” (as defined in the Employment Agreement) upon 30 days’ written notice.
In the event Mr. Allen’s employment is terminated as a result of his disability, he will receive any accrued but unpaid base salary or unused paid time-off as of the date of termination, an amount equal to his base salary for the 12-month period immediately prior to such termination, and, in the discretion of Somaxon’s Board of Directors (the “Board”), a pro-rated bonus for the year in which the termination occurs.
The Employment Agreement also provides Mr. Allen with certain severance benefits in the event his employment is terminated by Somaxon other than for cause or if Mr. Allen resigns with good reason. Specifically, in the event of such a termination or resignation, Mr. Allen will receive any accrued but unpaid base salary or unused paid time-off as of the date of termination or resignation, an amount equal to his base salary for the 12-month period immediately prior to such termination or resignation, 12 months of health care benefits continuation at Somaxon’s expense, 12 months of the portion of the monthly premiums for Mr. Allen’s life insurance and disability insurance coverage that are borne by Somaxon and, in the discretion of the Board, a pro-rated bonus for the year in which the termination or resignation occurs. In addition, that portion of Mr. Allen’s stock awards which would have vested if Mr. Allen had remained employed for an additional 12 months will immediately vest on the date of such termination or resignation, and he will be entitled to exercise such stock awards for 180 days following the date of termination or resignation.
In the event of a “change of control” (as defined in the Employment Agreement) of Somaxon, 50% of Mr. Allen’s unvested stock awards will immediately become vested on the date of the change of control, and any remaining unvested stock awards will become vested on the one year anniversary of the date of the change of control. In addition, in the event Mr. Allen’s employment is terminated by Somaxon other than for cause or if Mr. Allen resigns with good reason, in each case within 12 months after the date of the change of control, all of Mr. Allen’s unvested stock awards will immediately become vested on the date of such termination or resignation, and he will be entitled to exercise such stock awards for 180 days following the date of termination or resignation.
A complete copy of the Employment Agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to such exhibit.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Letter Agreement dated September 30, 2011, between Somaxon Pharmaceuticals, Inc. and The Procter & Gamble Distributing Company LLC.
10.2	Employment Agreement dated September 30, 2011, between Somaxon Pharmaceuticals, Inc. and Michael D. Allen.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2011	SOMAXON PHARMACEUTICALS, INC.
	By:	/s/ Matthew W. Onaitis
		Name:	Matthew W. Onaitis
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Letter Agreement dated September 30, 2011, between Somaxon Pharmaceuticals, Inc. and The Procter & Gamble Distributing Company LLC.
10.2	Employment Agreement dated September 30, 2011, between Somaxon Pharmaceuticals, Inc. and Michael D. Allen.